UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 29, 2006
XCORPOREAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31608 (Commission File Number)	98-0349685 (IRS Employer Identification No.)
11400 W. Olympic Blvd., Suite 200
Los Angeles, California 90064
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (310) 738-5138

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

Item 1.01 Entry Into A Material Definitive Agreement.
     The Merger Agreement between us and National Quality Care, Inc. (NQCI) dated September 1, 2006, which was disclosed in our Current Report on Form 8-K dated September 1, 2006 and attached as Exhibit 2.1 to our Quarterly Report filed on November 17, 2006, provided in Section 6(A)(4): “For the avoidance of doubt, notwithstanding any other provision of this Agreement, under no circumstances, other than as caused by its own Uncured Breach, will [Xcorporeal] have any obligation to issue or deliver any [Xcorporeal] Shares after December 31, 2006, unless the Parties mutually agree to extend such date.” The parties did not mutually agree to extend such date. Therefore, we have no further obligation to issue or deliver any shares of our common stock to consummate a transaction with NQCI.
     In addition, on December 29, 2006, NQCI served us with written notice that it was terminating the Merger Agreement. On January 2, 2006, we served NQCI with written notice that we consent to the termination of the Merger Agreement.
     Accordingly, the Merger Agreement is now terminated. We will not be proceeding with any merger with NQCI.
Item 5.02 Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.
     Effective January 2, 2007, Robert S. Stefanovich, age 42, became our interim Chief Financial Officer. From September 2002 through July 2006, Mr. Stefanovich served as Executive Vice President and Chief Financial Officer of Artemis International Solutions Corporation, a publicly traded software company. Prior to that, he held several senior positions, including Chief Financial Officer and Secretary of Aethlon Medical Inc., a publicly traded medical device company and Vice President of Administration at SAIC, a Fortune 500 company. Mr. Stefanovich also was a member of the Software Advisory Group and an Audit Manager with Price Waterhouse LLP’s (now PricewaterhouseCoopers) hi-tech practice in San Jose, CA and Frankurt, Germany. He received his Masters of Finance/Accounting and Engineering from University of Darmstadt, Germany.
     Mr. Stefanovich entered into our standard form of Innovation, Proprietary Information and Confidentiality Agreement, a copy of which is attached hereto as Exhibit 10.1. He also entered into a consulting agreement with us pursuant to which he will be compensated at a rate of $150 per hour for the services he performs. There are no family relationships between Mr. Stefanovich and any of our directors or other executive officers, and he has not had a material interest in any of our transactions.
Item 7.01 Regulation FD Disclosure.
     Effective January 2, 2007, Nina Peled, Ph.D., became our Vice President of Quality Assurance and Regulatory Affairs. From 2005 until joining us, Dr. Peled served as Vice President, Quality and Regulatory Affairs with Hansen Medical, leading the quality and regulatory functions engaged in the development of a complex robotic system that controls and manipulates the placement of catheters in the chambers of the heart. From 2002 to 2004 she served as Executive Vice President, Global Quality, Regulatory and Clinical Affairs with Lumenis, Inc., which developed medical devices based on laser and intense light technologies. From 1998 to 2002, Dr. Peled served as Vice President, Scientific Affairs with Amira Medical. From 1997 to 1998, she served as Vice President, Regulatory Affairs with Cygnus, Inc. which developed a minimally invasive continuous glucose monitor. From 1994 to 1997 she served as Director, Clinical and Regulatory Affairs for I-Stat Corporation. From 1982 to 1994 she held positions of increasing responsibility with Boehringer Mannheim Corporation, including Director, New Technology, Technical Affairs, Research, Marketing and Quality Assurance. Dr. Peled is a member or chair of several committees of National Committee for Clinical Laboratory Standards. She received a B.S. in Physics and Chemistry, an M.S. in Physical Organic Chemistry and a Ph.D. in Physical Chemistry from Hebrew University of Jerusalem, and an MBA from University of Houston.

     On January 3, 2007, we issued the press release furnished as Exhibit 99.1 to this report and incorporated herein by reference.
Item 8.01 Other Events.
     On December 20, 2006, an arbitration that we initiated against NQCI was formally commenced by the JAMS arbitration service for NQCI’s failure to fully perform its obligations under our License Agreement dated September 1, 2006, which was disclosed in our Current Report on Form 8-K dated September 1, 2006 and attached as Exhibit 10.4 to our Quarterly Report filed on November 17, 2006.
     On December 29, 2006, NQCI served us with a written notice purporting to terminate the License Agreement for unspecified alleged breaches. On January 2, 2006, we advised NQCI that we did not consent to termination of the License Agreement, that we have not breached the License Agreement, and that NQCI has no right to unilaterally terminate the License Agreement in any event.
     To date we have accomplished the following milestones, substantially in excess of the requirements under the License Agreement:
•	Raised $29.4 million in equity financing

•	Recruited experienced independent board members

•	Recruited a top industry management team

•	Advanced the clinical studies for the licensed technology

•	Paid NQCI in excess of $1.2 million in product development expenses, which it accepted without objection.
     Section 4(B) of the License Agreement provides: “Either Party shall have the right to terminate this Agreement: ... for uncured material breach of a material term of this Agreement by the other Party, by giving formal written notice specifying the breach, and such breach has continued without cure for a period of (a) thirty (30) days after such notice or (b) if the Party receiving such a notice (i) concludes in good faith that there the conduct alleged to be occurring is not occurring or does not constitute a material breach of this Agreement, and (ii) timely initiates an arbitration proceeding in accordance with Section 9.H, thirty (30) days after entry of the arbitration award.” NQCI has never given formal written notice specifying any breach of the License Agreement. In addition, we have commenced an arbitration proceeding against NQCI for its breaches. Accordingly, the License Agreement cannot be terminated.
     On December 29, 2006, notwithstanding the prior pendency of the arbitration proceeding, NQCI filed a lawsuit in state superior court against us and one of our officers and directors. We have thoroughly reviewed the complaint with our outside counsel and have determined that it is frivolous and without merit. We do not believe there is any reasonable likelihood that NQCI can prevail on its claims.
     Unless otherwise required by law, we disclaim any obligation to release publicly any updates or changes in our expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

No.	Description
10.1	Form of Innovation, Proprietary Information and Confidentiality Agreement
99.1	Press Release dated January 3, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2007	XCORPOREAL, INC.
	By:	/s/ Daniel S. Goldberger
Daniel S. Goldberger
President and Chief Operating Officer